EX-33.8
Management's Assertion

Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB under the Securities Exchange Act of 1934

U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:

U.S. Bank Corporate Trust Asset Backed Securities Platform^1

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

1. U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying Exhibit A;

2. U.S. Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

3. U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on January 1, 2007 and ending December 31, 2007, the end of the fiscal year covered by the Form 10-K report. U.S. Bank's participation in the servicing function complied in all material respects with the applicable servicing criteria.

4. Ernst & Young, a registered public accounting firm, has issued an attestation report on U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period beginning on January 1, 2007 and ending December 31, 2007, the end of the fiscal year covered by the Form 10-K report.

U.S. BANK NATIONAL ASSOCIATION

/s/ Bryan Calder
Name: Bryan R. Calder
Title: President

Date: February 12, 2008

1 The U.S. Bank Corporate Trust ABS Platform (the "Platform") consists of the activities involved in the performance of servicing functions for (i) publicly issued asset-backed and mortgage backed transactions the securities of which were offered on or after January 1, 2006 and (ii) certain asset backed transactions offered prior to January 1, 2006 for which the Issuer has voluntarily elected to make Regulation AB compliant filings under the Securities Exchange Act of 1934, as amended. The Platform does not include transaction comprised of the repackaging of corporate debt and/or other agency securities.


(page)


EXHIBIT A to Management's Assertion


                                                                                                         Inapplicable
                                                                       Applicable                        Servicing
                Servicing Criteria                                     Servicing Criteria                Criteria

Reference       General Servicing Considerations
1122(d)(1)(i)   Policies and procedures are instituted to                                               X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.

1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the
                third party's performance and compliance with
                such servicing activities.

1122(d)(1)(iii) Any requirements in the transaction                                                     X
                agreements to maintain a back-up servicer for
                the Pool Assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and omissions
                policy is in effect on the party                       X
                participating in the servicing function
                throughout the reporting period in the amount
                of coverage required by and otherwise in
                accordance with the terms of the transaction
                agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited into                                            X
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                                                 X
                behalf of an obligor or to an investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees regarding                                               X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.

1122(d)(2)(iv)  The related accounts for the transaction,                                               X
                such as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of cash) as set forth in the
                transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at a                                               X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally
                insured depository institution" with respect
                to a foreign financial institution means a
                foreign financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as to                                                X
                prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly                                               X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar
                days after the bank statement cutoff date, or
                such other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.


1


                                                                                                         Inapplicable
                                                                       Applicable                        Servicing
                Servicing Criteria                                     Servicing Criteria                Criteria

Reference
                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those to be                                             X
                filed with the Commission, are maintained in
                accordance with the transaction agreements
                and applicable Commission requirements.
                Specifically, such reports (A) are prepared
                in accordance with timeframes and other terms
                set forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of pool assets serviced
                by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated and                                              X
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.

1122(d)(3)(iii) Disbursements made to an investor are posted                                            X
                within two business days to the Servicer's
                investor records, or such other number of
                days specified in the transaction agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                                                   X
                investor reports agree with cancelled checks,
                or other form of payment, or custodial bank
                statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets is             X
                maintained as required by the transaction
                agreements or related pool asset
                documents.

1122(d)(4)(ii)  Pool asset and related documents are                 X
                safeguarded as required by the transaction
                agreements

1122(d)(4)(iii) Any additions, removals or substitutions to the        X
                asset pool are made, reviewed and approved in
                accordance with any conditions or requirements
                in the transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                                                X
                payoffs, made in accordance with the related
                pool asset documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related pool
                asset documents.

1122(d)(4)(v)   The Servicer's records regarding the pool                                              X
                assets agree with the Servicer's records
                with respect to an obligor's unpaid principal
                balance.

1122(d)(4)(vi)  Changes with respect to the terms or status                                             X
                of an obligor's pool assets (e.g., loan
                modifications or re-agings) are made,
                reviewed and approved by authorized personnel
                in accordance with the transaction agreements
                and related pool asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,                                              X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with
                the timeframes or other requirements
                established by the transaction agreements.


2


                                                                                                         Inapplicable
                                                                       Applicable                        Servicing
                Servicing Criteria                                     Servicing Criteria                Criteria

Reference
1122(d)(4)(viii)Records documenting collection efforts are                                              X
                maintained during the period a pool asset
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the
                transaction agreements, and describe the
                entity's activities in monitoring delinquent
                pool assets including, for example, phone
                calls, letters and payment rescheduling plans
                in cases where delinquency is deemed
                temporary (e.g., illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates of                                               X
                return for pool assets with variable rates
                are computed based on the related pool
                asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for an                                                X
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's pool asset documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                pool asset documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related pool assets, or such other
                number of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor (such                                             X
                as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the
                servicer at least 30 calendar days prior to
                these dates, or such other number of days
                specified in the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in connection with                                           X
                any payment to be made on behalf of an
                obligor are paid from the Servicer's funds
                and not charged to the obligor, unless the
                late payment was due to the obligor's error
                or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an obligor                                              X
                are posted within two business days to the
                obligor's records maintained by the Servicer,
                or such other number of days specified in the
                transaction agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible                                            X
                accounts are recognized and recorded in
                accordance with the transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other support,                                              X
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
                set forth in the transaction agreements.


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